SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) March 12, 2002



                         BUTLER NATIONAL CORPORATION
           (Exact name of Registrant as specified in its charter)

            Kansas               0-1678              41-0834293
  (State of incorporation) (Commission File Number) (I.R.S. Employer
                                                    Identification No.)



              19920 West 161st Street, Olathe, Kansas  66062
             (Address of Principal Executive Office)(Zip Code)

     Registrant's telephone number, including area code:  (913) 780-9595

Former Name, former address and former fiscal year if changed since last report:

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Item 5.   Other Events
          Butler National Corporation reported that on March 12, 2002 the Company issued a press release regarding the activities at the 2002 Annual Meeting of the Shareholders and cancels the pending 1999 plans to distribute the Indian Gaming segment to its shareholders. See Exhibit 99

                                  Signatures


Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Butler National Corporation
(Registrant)


March 12, 2002                       /S/Clark D. Stewart
(Date)                               Clark D. Stewart
                                     President and Chief Executive Officer


March 12, 2002                       /S/Angela Seba
(Date)                               Angela Seba
                                     Chief Financial Officer